Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2009 with respect to the consolidated financial statements and schedule of ATS Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ATS Corporation on Forms S-3 (No. 333-124638) and S-8 (No. 333-146075).

/s/ GRANT THORNTON LLP

McLean, Virginia
March 16, 2009